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                                                                    Exhibit 23.7

            Consent of Independent Registered Public Accounting Firm

The Members
Ashton Woods USA L.L.C.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


(signed) KPMG LLP

Atlanta, Georgia
November 18, 2005